                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   March 1, 1999 to March 31, 1999
Distribution Date:   April 15, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                        -------------------------
                                                                                                                   C>
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                    0.00                0.0000000
          Class A-2 Note  Amount                                                                    0.00                0.0000000
          Class A-3 Note  Amount                                                           23,952,801.21              159.6853414
          Class A-4 Note  Amount                                                                    0.00                0.0000000
          Class A-5 Note  Amount                                                                    0.00                0.0000000
          Class A-P Note  Amount                                                            5,146,270.46               41.1701636
          Class B  Note  Amount                                                             2,675,343.87               42.0519313
          Class C  Note  Amount                                                             1,021,861.93               42.0519313
          Certificates  Amount                                                                533,272.80               30.8606947


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                    0.00                0.0000000
          Class A-2 Note  Amount                                                                    0.00                0.0000000
          Class A-3 Note  Amount                                                              445,587.06                2.9705804
          Class A-4 Note  Amount                                                              758,500.00                5.1250000
          Class A-5 Note  Amount                                                              790,625.00                5.2083333
          Class A-P Note  Amount                                                              426,631.66                3.4130533
          Class B  Note  Amount                                                               227,198.53                3.5711810
          Class C  Note  Amount                                                                91,600.79                3.7695799
          Certificates  Amount                                                                 88,538.14                5.1237350


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)          510,375,730.08


(iv)   Class A-1 Notes Balance (end of Collection Period)                                           0.00
       Class A-1 Pool Factor (end of Collection Period)                                                                 0.0000000
       Class A-2 Notes Balance (end of Collection Period)                                           0.00
       Class A-2 Pool Factor (end of Collection Period)                                                                 0.0000000
       Class A-3 Notes Balance (end of Collection Period)                                  63,703,668.92
       Class A-3 Pool Factor (end of Collection Period)                                                                 0.4246911
       Class A-4 Notes Balance (end of Collection Period)                                 148,000,000.00
       Class A-4 Pool Factor (end of Collection Period)                                                                 1.0000000

       Class A-5 Notes Balance (end of Collection Period)                                 151,800,000.00
       Class A-5 Pool Factor (end of Collection Period)                                                                 1.0000000
       Class A-P Notes Balance (end of Collection Period)                                  78,098,931.96
       Class A-P Pool Factor (end of Collection Period)                                                                 0.6247915
       Class B Notes Balance (end of Collection Period)                                    40,600,567.08
       Class B Pool Factor (end of Collection Period)                                                                   0.6381730
       Class C Notes Balance (end of Collection Period)                                    15,507,604.21
       Class C Pool Factor (end of Collection Period)                                                                   0.6381730
       Certificates Balance (end of Collection Period)                                     12,664,957.91


                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   March 1, 1999 to March 31, 1999
Distribution Date:   April 15, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                        ----------------------------
        Certificates Pool Factor (end of Collection Period)                                                             0.7329258


(v)  Basic Servicing Fee                                                                      453,087.73                0.4331767


(vi)   Aggregate Realized Losses                                                            2,178,219.90
        Aggregate Net Losses                                                                1,499,659.27


(vii)   Reserve Account Balance after Giving Effect to Payments                            20,415,029.20
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                  20,415,029.20
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                         1,333,182.01
        Draws on Reserve Account                                                                    0.00
        Deposits to Reserve Account                                                                 0.00
        Class C Reserve Account Balance after Giving Effect to Payments                     3,827,817.98
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                    3,827,817.98
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                   249,971.62
        Draws on Class C Reserve Account                                                            0.00
        Deposits to Class C Reserve Account                                                         0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                                0.00                0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                                0.00                0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                                0.00                0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                                0.00                0.0000000
        Class A-5 Notes Interest Carryover Shortfall                                                0.00                0.0000000
        Class A-P Notes Interest Carryover Shortfall                                                0.00                0.0000000
        Class B Notes Interest Carryover Shortfall                                                  0.00                0.0000000
        Class C Notes Interest Carryover Shortfall                                                  0.00                0.0000000
        Certificates Interest Carryover Shortfall                                                   0.00                0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                               0.00                0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                               0.00                0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                               0.00                0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                               0.00                0.0000000
        Class A-5 Notes Principal Carryover Shortfall                                               0.00                0.0000000
        Class A-P Notes Principal Carryover Shortfall                                               0.00                0.0000000
        Class B Notes Principal Carryover Shortfall                                                 0.00                0.0000000
        Class C Notes Principal Carryover Shortfall                                                 0.00                0.0000000
        Certificates Principal Carryover Shortfall                                                  0.00                0.0000000

                                     Page 2

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   March 1, 1999 to March 31, 1999
Distribution Date:   April 15, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                        ----------------------------

(ix)  Additional Principal Distributable Amount                                                     0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller
       or purchased by Servicer                                                                     0.00


(xi)  Delinquent Contracts
                                                                                        Number                           Balance
                                                                                 ------------------------------------------------
           30-59 Days                                                                    1553                       13,319,679.44
           60-89 Days                                                                     363                        2,963,310.38
           90 Days or More                                                                422                        3,443,242.72
          Financial Vehicles Repossessed but not yet charged off                           96                          905,023.05


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------


Weighted Average Coupon of Remaining Portfolio (WAC)                                           0.1149653
Weighted Average Remaining Term of Remaining Portfolio                                        34.5483965


Net Loss Ratio as of Each Collection Period
  (i)   Second Preceding Collection Period                                                     0.0116619
  (ii)  Preceding Collection Period                                                            0.0069889
  (iii) Current Collection Period                                                              0.0085363
  (iv)  Three Month Average                                                                    0.0090624

ENDING PORTFOLIO BALANCE                                                                  510,375,730.08



                                     Page 3